EX-99.d.2  ADVSR CONTR

                                                                [EXHIBIT (d)(2)]


                    FIRST AMERICAN INSURANCE PORTFOLIOS, INC.

                 AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

                                 AMENDMENT NO. 3
                                       TO
                                    EXHIBIT A


         EFFECTIVE DATES:
         ---------------

         PORTFOLIO                                       EFFECTIVE DATE
         ---------                                       --------------

         Large Cap Growth Portfolio                        May 1, 2000
         Technology Portfolio                              May 1, 2000
         International Portfolio                           May 1, 2000
         Mid Cap Growth Portfolio                       September 20, 2000
         Small Cap Growth Portfolio                     September 20, 2000

         ADVISORY FEES:
         -------------

         PORTFOLIO                           ANNUAL ADVISORY FEE AS A PERCENTAGE
         ---------                                           OF
                                                  AVERAGE DAILY NET ASSETS
                                                  ------------------------
         Large Cap Growth Portfolio                         0.70%
         Technology Portfolio                               0.70%
         International Portfolio                            1.25%
         Mid Cap Growth Portfolio                           0.70%
         Small Cap Growth Portfolio                         0.70%




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